EXHIBIT 99.1

                 Consents of Certain Persons Named as Directors


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To CNL American Realty Fund, Inc.

            The undersigned, in accordance with Rule 438 under the Securities Act of 1933, as amended, hereby consents to the inclusion of his name as a person who has agreed to be a Director of CNL American Realty Fund, Inc. a Maryland corporation (the "Company"), in the Registration Statement on Form S-11 of the Company.

            Dated June 6, 1997




                                              /s/ G. Richard Hostetter
                                              ---------------------------------
                                              G. Richard Hostetter



                                              /s/ J. Joseph Kruse
                                              ---------------------------------
                                              J. Joseph Kruse

                                              /s/ Richard C. Huseman
                                              ---------------------------------
                                              Richard C. Huseman